Exhibit 10.18

Concerted Action Agreement

This Concerted Action Agreement (hereinafter referred to as the “This Agreement”) is signed by the following three parties at Chengdu on January 1, 2023:

1. Jiangsu Huanya Jieneng New Energy Co., Ltd.

Legal person: Wang Jiangtao

Unified social credit code: 91320703MA267AP00F

Registered address: Room 58047, No.201, Sunshine Free Trade Building, Lianyun District, Lianyungang Area, China (Jiangsu) Pilot Free Trade Zone

2. Sichuan Shunengwei Energy Technology Co., Ltd.

Legal person: Li Wei

Unified social credit code: 91510100MABQX37L5M

Registered address: No.888, OL-07-202206037, Tianfu Avenue, Huayang Street, Tianfu New District, Chengdu City, Sichuan Province

3. Chengdu Xiangyueheng Enterprise Management Co., Ltd.

Legal person: Li Jun

Unified social credit code: 91510100MABQ5PT51C

Registered address: No.1010,10th Floor, Unit 1, Building 4, No.78, Xincheng Avenue, High-tech Zone, Chengdu

(The above three parties are collectively called “three parties”, and the single party is called “one party”)

in view of:

（1）All three parties hereto are shareholders of Sichuan Hongzhuo Shuya Energy Co., LTD. (hereinafter referred to as the “Company”);

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（2）In order to ensure the sustainable and stable development of the company and improve the efficiency of the company’s business decisions, the three parties hereby sign this agreement, stipulating that the three parties shall take “concerted action” in the shareholders’ meeting and the board of directors of the company.

To this end, the three parties, through friendly consultation, reached the following agreement on the “concerted action” of the three parties:

1.	The purpose of “concerted action”

The three parties will guarantee that the voting rights will be expressed in the same way at the shareholders’ meeting of the company to consolidate the controlling position of the three parties in the company.

2.	The content of the “concerted action”

The “concerted action” maintained by the three parties at the meeting of the shareholders of the company means the exercise of the following functions and powers in the exercise of voting by voting, show of hands or written voting in the shareholders of the company:

(1)	Joint proposal;

(2)	Amend any provisions in the Articles of Association and other organizational documents of the Company or any subsidiary;

(3)	Amendment, change or deletion of any of the rights, priorities, privileges, powers or benefits of the Investor under the Articles or other relevant documents, or increase the Investor obligations or any restrictions on the rights of the Investor, or any agreement adverse to the Investor;

(4)	Approved, setting or granting rights in any form to any person other than the Investor over or equivalent to the Investor’s shareholder rights (except statutory shareholder rights) or any other rights granted to the Investor under any other agreement;

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(5)	Increase or reduce the registered capital, equity structure of the Company or its subsidiaries, issue, transfer, sell or otherwise dispose of any equity or claims or other securities related to the Company or its subsidiaries (including, but without limitation, any option, option or other rights in the purchase of such equity, bonds or other securities);

(6)	Early liquidation or dissolution of the Company or any subsidiary, any form of equity restructuring or restructuring of the Company, the sale or transfer of material assets (including the sale, licensing, transfer or pledge of core intellectual property) or any matter resulting in a change of control of the Company;

(7)	Establishing subsidiaries, affiliated enterprises or branches;

(8)	Division, merger, integration or occurrence of the Company or any subsidiary deemed as a liquidation event;

(9)	All external guarantees of the Company and its subsidiaries, and the amount of more than RMB 500,000;

(10)	Transactions between the Company and its subsidiaries and its affiliated parties, including but not limited to transactions between the Company and any shareholders, directors, senior managers or employees, or between the shareholders, directors, senior managers and employees of the Company and its affiliates, including but not limited to loans;

(11)	Changes in the number of board members of the Company or any subsidiary;

(12)	Announce, pay any dividends, or any other form of profit distribution;

(13)	Approval of the annual and quarterly budgets and business plans;

(14)	Develop, approve or modify the Company’s employee equity incentive plan or any other equity incentive and incentive plan;

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(15)	The Company’s initial public offering or other listing activities (including the selection of underwriters for the above offering activities);

(16)	Appoint or replace the GM / CEO, VP / CTO, VP / CFO;

(17)	Reviewing and approving the report of the Board of Directors;

(18)	To examine and approve the reports of the supervisors;

(19)	Amendment or changes to any of the above;

(20)	Other matters that shall be resolved by the shareholders ‘meeting as stipulated by laws, regulations, articles of association and relevant shareholders’ agreements.

3.	Implementation of a “concerted action”

(1) The three parties agree that within the validity period of this Agreement, before a party intends to propose the motions to the shareholders or the board of directors on the major matters related to the voting rights of the shareholders or the board of directors, the parties; in the event of disagreement, the opinions of Jiangsu Huanya Jieneng New Energy Co., Ltd. shall prevail.

(2) During the term of this Agreement, except where the association needs to withdraw, the three parties shall exercise the voting rights when exercising the voting rights in accordance with the consensus reached by the prior coordination of the three parties. If either of the three parties is unable to attend the shareholders ‘meeting, it shall entrust the other person to attend the meeting and exercise the voting right; If the three parties are unable to attend the shareholders’ meeting, it shall jointly entrust others to attend the meeting and exercise the voting right;

(3) The three parties agree not to claim any responsibility or financial or other compensation for any consequences and losses caused by the exercise of their voting rights to the Company in accordance with the opinions of the acting parties.

4.	Period of “concerted action”

(1) Unless the three parties unanimously agree to terminate this Agreement, the “concerted action” under this Agreement shall come into force from the date of signing this Agreement.

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(2) The three parties undertake that if they transfer all or part of the equity of the Company to the outside, such transfer shall take the transferee agree to inherit the obligations hereunder and the transferee shall sign this Agreement on behalf of the transferor as one of the effective conditions of the equity transfer.

5.	Change or termination of the agreement

(1) This Agreement shall come into force upon the signature or seal of the three parties. The three parties shall fully perform their obligations hereunder within the term hereof. Neither party shall change this Agreement at will unless the three parties agree this Agreement in writing;

The above changes and termination shall not damage the legitimate rights and interests of the three parties in the Company.

6.	Dispute resolution

Any dispute arising from this Agreement shall be settled by the three parties through friendly negotiation. If no agreement is reached through negotiation, the dispute shall be submitted to China International Economic and Trade Arbitration Commission in Beijing in accordance with the arbitration rules in effect at that time.

7.	Jurisdiction of law

This Agreement and the rights and obligations of the three parties hereunder shall be governed by the laws of China.

8.	This Agreement is made in triplicate, with each party holding one copy and having the same legal effect.

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(This page is the signing page of the Agreement of Action)

Jiangsu Huanya Jieneng New Energy Co., Ltd

Legal person: Wang Jiangtao

official seal: /s/ Jiangsu Huanya Jieneng New Energy Co., Ltd

Signed on: January 1,2023

Sichuan Shunengwei Energy Technology Co., LTD

Legal person: Li Wei

official seal: /s/ Sichuan Shunengwei Energy Technology Co., LTD

Signed on: January 1,2023

Chengdu Xiangyueheng Enterprise Management Co., Ltd

Legal person: Li Jun

official seal: /s/ Chengdu Xiangyueheng Enterprise Management Co., Ltd

Signed on: January 1,2023

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